NEWS

RELEASE

25 Sawyer Passway ● Fitchburg, Massachusetts 01420

Exhibit 99.01

FOR IMMEDIATE RELEASE

Arrhythmia Research Technology, Inc. Reports
2015 Fourth Quarter and Full Year Results

FITCHBURG, MA, March 10, 2016 -- Arrhythmia Research Technology, Inc. (NYSE MKT: HRT) (the “Company”), through its wholly-owned subsidiary, Micron Products, Inc., a diversified contract manufacturing organization that produces highly-engineered, innovative medical device components requiring precision machining and injection molding, announced results for its fourth quarter and year ended December 31, 2015.

“2015 was a challenging year, but we were able to expand product mix, manufacturing capabilities, and add sales personnel in an effort to grow in higher margin product lines,” commented Salvatore Emma, Jr., President and CEO.  “The investment in new sales personnel is generating new leads and quoting activity for both our machined and plastic injection molded product lines.  In the second quarter of 2016 we should begin to realize the efforts of our expanded sales activities.”

Fourth Quarter 2015 Review

$ In thousands	Q4 2015	Q4 2014	$ Change	% Change
Net sales	$4,752	$5,741	$(989)	(17.2%)
Gross profit	$617	$1,032	$(415)	(40.2%)
Gross margin	13.0%	18.0%
Net income (loss)	$(387)	$32	$(419)
Diluted earnings (loss) per share	$(0.14)	$0.01	$(0.15)

Fourth quarter net sales decreased $1.0 million compared with the same period last year, primarily due to a 23.4% and 23.8% decline in custom thermoplastic injection molding and orthopedic implant components, respectively.  The decrease in custom thermoplastic injection molding was due in part to the expiration of certain government contracts.  The decrease in orthopedic implant components was due to reduced demand in the quarter.  Also impacting the quarter as compared with the same quarter last year was lower net sensor sales resulting from a 7.2% decline in sensor volume, a 10.9% decline in the weighted average cost of silver and delays of product orders from international customers reacting to the strength of the U.S. dollar.

The $415 thousand decline in gross profit is largely due to lower net sales of orthopedic implant components, combined with increased labor costs related to the validation of new processes and equipment in the fourth quarter of 2015.  The decline was also due in part to lower net sales of custom thermoplastic injection molding for the reasons stated above.

Total operating expenses were $914 thousand, or 19.2% of sales, in the fourth quarter of 2015, and reflect increased costs related to the expansion of the Company’s sales force, partially offset by decreased commissions as a result of lower sales.  The 2014 fourth quarter had operating expenses of $934 thousand, or 16.3% of sales.

Consolidated net loss was $387 thousand, or $0.14 per diluted share, in the fourth quarter of 2015 compared with net income of $32 thousand, or $0.01 per diluted share in 2014.  The 2015 period

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Arrhythmia Research Technology, Inc. Reports 2015 Fourth Quarter and Full Year Results

March 10, 2016

includes the impact of lower sales and gross profit as well as costs associated with the expansion of the sales force.

EBITDA(1) (income from continuing operations adjusted for income taxes, other income and expense, interest, depreciation and amortization, impairment of intangibles and share-based compensation expense) for the fourth quarter of 2015 was $71 thousand, or 1.5% of net sales, compared with
$471 thousand, or 8.2% of net sales, for the same period in 2014.  (1)See attached table for additional important disclosures regarding the Company’s use of EBITDA, as well as a reconciliation of net income (loss) from continuing operations to EBITDA.

2015 Review

$ In thousands	2015	2014	$ Change	% Change
Net sales	$21,495	$24,070	$(2,575)	(10.7%)
Gross profit	$3,163	$4,638	$(1,475)	(31.8%)
Gross margin	14.7%	19.3%
Total net (loss) income	$(429)	$659	$(1,088)
Diluted (loss) earnings per share	$(0.15)	$0.23	$(0.38)

Net sales for 2015 were $21.5 million, a decrease of $2.6 million, or 10.7%, from 2014.  The decline in net sales was due primarily to a 20.0% and 11.7% decrease in net sensor sales and orthopedic implant components, respectively, partially offset by a 7.9% increase in net sales of custom thermoplastic injection molded components.

The decline in net sensor sales was driven by 10.9% lower volume, in part due to lower demand from the Company’s largest 2014 customer, and a 17.7% reduction in the weighted average price of silver compared with 2014.  The decline in orthopedic implant components was due to product and customer mix, and production delays encountered in the first quarter.  The increase in net sales in custom thermoplastic injection molding was due largely to increased orders for automotive components.

Gross profit in 2015 decreased by $1.5 million, or 31.8%, to $3.2 million, or 14.7% as a percentage of net sales.  The decrease was due primarily to lower order volume and product mix for machined orthopedic implant components as well as lower order volume for sensors combined with declining silver prices and the absence of sales in 2015 of the Company’s Predictor licenses.  Gross profit was also impacted by increased expenses in the Company’s quality functions to support the long-term growth strategy for component manufacturing of machined and plastic parts.  Gross margin pressure was partially offset by improved efficiencies, negotiated price reductions in raw materials, and investments in automation.

Total operating expenses for 2015 were $3.7 million, or 17.2% of net sales, a decrease of
$64 thousand, or 1.7%, when compared with the prior year.  The decline in operating expenses was attributable to lower expenses for research and development staff and product development, and bonus and commission compensation.  These decreases were partially offset by higher selling and marketing expenses due to the addition of two salespeople as well as consulting and professional fees, insurance, and director compensation resulting from the addition of two new directors in 2015.

Consolidated net loss was $429 thousand, or $0.15 per diluted share, in 2015 compared with net income of $659 thousand, or $0.23 per diluted share, in 2014. The 2015 period includes income from discontinued operations of $363 thousand as a result of the final discharge order related to the bankruptcy of RMDDxUSA.

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Arrhythmia Research Technology, Inc. Reports 2015 Fourth Quarter and Full Year Results

March 10, 2016

EBITDA(1) in 2015 was $1.1 million, or 5.1% of net sales, compared with $2.5 million, or 10.2% of net sales, for 2014.  (1)See attached table for additional important disclosures regarding the Company’s use of EBITDA, as well as a reconciliation of net income (loss) from continuing operations to EBITDA.

Cash flow and financial resources

At December 31, 2015, the Company had cash on hand of $272 thousand and working capital of
$2.5 million.  In 2015, the Company generated net cash from operating activities of continuing operations of $1.5 million and used net cash of $1.2 million for capital expenditures.

Outlook: Investing for growth

Mr. Emma concluded, “The investments we are making are essential to broadening our customer base and product mix.  Expanding our manufacturing capacity and increasing our technical capabilities in areas like machining, finishing and automation should contribute to improved margins.  We are confident that our investments in equipment and new processes, and strengthening of our sales and marketing organization, will put us on a path for long term growth and profitability.”

About Arrhythmia Research Technology, Inc.

Arrhythmia Research Technology, Inc., through its wholly-owned subsidiary, Micron Products, Inc., is a diversified contract manufacturing organization that produces highly-engineered, innovative medical device components requiring precision machining and injection molding.  The Company also manufactures components, devices and equipment for military, law enforcement, industrial and automotive applications.  In addition, the Company is a market leader in the production and sale of silver/silver chloride coated and conductive resin sensors used as consumable component parts in the manufacture of integrated disposable electrophysiological sensors.  The Company’s strategy for growth is to build a best-in-class quality organization and capitalize on its engineering design expertise and reliable, proprietary manufacturing processes to further penetrate the medical device contract manufacturing market.

The Company routinely posts news and other important information on its websites:
http://www.arthrt.com,  http://www.micronproducts.com and http://www.micronmedical.com.

Safe Harbor Statement

Forward-looking statements made herein are based on current expectations of Arrhythmia Research Technology, Inc. (“our” or the “Company”) that involve a number of risks and uncertainties and should not be considered as guarantees of future performance. The factors that could cause actual results to differ materially include our ability to obtain and retain order volumes from customers who represent significant proportions of net sales; our ability to maintain our pricing model, offset higher costs with price increases and/or decrease our cost of sales; variability of customer delivery requirements; the level of and ability to generate sales of higher margin products and services; our ability to renew our credit facility and manage our level of debt and provisions in the debt agreements which could make the Company sensitive to the effects of economic downturns and limit our ability to react to changes in the economy or our industry; failure to comply with financial and other covenants in our credit facility; reliance on revenues from exports and impact on financial results due to economic uncertainty or downturns in foreign markets; volatility in commodity and energy prices and our ability to offset higher costs with price increases; continued availability of supplies or materials used in manufacturing at competitive prices; variations in the mix of products sold; continued availability of supplies or materials used in manufacturing at competitive prices; and the amount and timing of investments in capital equipment, sales and marketing, engineering and information technology resources.  More information about factors that potentially could affect the Company's financial results is included in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

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Arrhythmia Research Technology, Inc. Reports 2015 Fourth Quarter and Full Year Results

March 10, 2016

For more information, contact:
Investor and Media Contact:	Company Contact:
Deborah K. Pawlowski	Derek T. Welch
Kei Advisors LLC	Chief Financial Officer
716.843.3908	978.345.5000
dpawlowski@keiadvisors.com

FINANCIAL TABLES FOLLOW.

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Arrhythmia Research Technology, Inc. Reports 2015 Fourth Quarter and Full Year Results

March 10, 2016

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Years Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net sales	$4,751,711	$5,740,820	$21,495,184	$24,070,292
Cost of sales	4,134,936	4,708,907	18,332,346	19,432,241
Gross profit	616,775	1,031,913	3,162,838	4,638,051

Selling and marketing	346,110	230,204	1,086,586	1,015,279
General and administrative	530,012	587,516	2,355,484	2,322,795
Research and development	38,308	115,905	241,100	408,867
Total operating expenses	914,430	933,625	3,683,170	3,746,941

Income (loss) from continuing operations	(297,655)	98,288	(520,332)	891,110
Other income (expense):
Interest expense	(58,165)	(67,224)	(260,300)	(274,138)
Other income (expense), net	(30,076)	1,284	(10,212)	46,184
Total other expense, net	(88,241)	(65,940)	(270,512)	(227,954)
Income (loss) from continuing operations before income taxes	(385,896)	32,348	(790,844)	663,156
Income tax provision	932	(39)	932	2,168
Net income (loss) from continuing operations	(386,828)	32,387	(791,776)	660,988
Discontinued Operations:
Income (loss) from discontinued operations, net of tax provision of $0 for the three and twelve months ended December 31, 2015 and 2014 (includes $42,502 accumulated other comprehensive income reclassification in 2015)	—	—	362,610	(1,779)
Net income (loss)	$(386,828)	$32,387	$(429,166)	$659,209
Other comprehensive income:				—
Reclassification of gains from foreign currency translation	—	—	(42,502)	—
Comprehensive income (loss)	$(386,828)	$32,387	$(471,668)	$659,209
Earnings (loss) per share - basic
Continuing operations	$(0.14)	$0.01	$(0.28)	$0.24
Discontinued operations	—	—	0.13	—
Earnings (loss) per share - basic	$(0.14)	$0.01	$(0.15)	$0.24
Earnings (loss) per share - diluted
Continuing operations	$(0.14)	$0.01	$(0.28)	$0.23
Discontinued operations	—	—	0.13	—
Earnings (loss) per share - diluted	$(0.14)	$0.01	$(0.15)	$0.23
Weighted average common shares outstanding - basic	2,791,466	2,773,361	2,784,757	2,742,080
Weighted average common shares outstanding - diluted	2,791,466	2,849,981	2,784,757	2,863,098

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Arrhythmia Research Technology, Inc. Reports 2015 Fourth Quarter and Full Year Results

March 10, 2016

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$272,291	$209,398
Trade accounts receivable, net of allowance for doubtful accounts of $60,000 at December 31, 2015 and $45,000 at December 31, 2014	2,798,353	3,536,747
Inventories	2,118,712	2,514,241
Prepaid expenses and other current assets	614,129	519,582
Total current assets	5,803,485	6,779,968
Property, plant and equipment, net	6,626,069	7,618,901
Assets held for sale, net	665,000	—
Intangible assets, net	18,645	134,022
Other assets	268,835	570,357
Total assets	$13,382,034	$15,103,248
Liabilities and Shareholders’ Equity
Current liabilities:
Revolving line of credit, current portion	$—	$2,071,495
Equipment line of credit, current portion	35,718	—
Term notes payable, current portion	589,635	490,341
Subordinated promissory notes	473,135	—
Accounts payable	1,553,388	1,857,156
Accrued expenses and other current liabilities	275,777	405,975
Customer deposits	93,407	98,110
Deferred revenue, current	272,837	228,363
Liabilities from discontinued operations, current	—	320,056
Total current liabilities	3,293,897	5,471,496
Long-term liabilities:
Revolving line of credit, non-current portion	1,511,495	—
Equipment line of credit, non-current portion	301,132	—
Term notes payable, non-current portion	1,120,652	1,330,755
Subordinated promissory notes	—	445,452
Deferred revenue, non-current	272,181	610,430
Total long-term liabilities	3,205,460	2,386,637
Total liabilities	6,499,357	7,858,133
Commitments and Contingencies
Shareholders’ equity:
Preferred stock, $0.001 par value; 2,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value; 10,000,000 shares authorized; 3,926,491 issued, 2,801,639 outstanding at December 31, 2015 and 3,926,491 issued, 2,778,339 outstanding at December 31, 2014	39,265	39,265
Additional paid-in-capital	11,381,536	11,336,693
Treasury stock at cost, 1,124,852 shares at December 31, 2015 and 1,148,152 shares at December 31, 2014	(3,069,496)	(3,133,883)
Accumulated other comprehensive income	—	42,502
Accumulated deficit	(1,468,628)	(1,039,462)
Total shareholders’ equity	6,882,677	7,245,115
Total liabilities and shareholders’ equity	$13,382,034	$15,103,248

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Arrhythmia Research Technology, Inc. Reports 2015 Fourth Quarter and Full Year Results

March 10, 2016

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended
	December 31,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$(429,166)	$659,209
Loss (income) from discontinued operations	(362,610)	1,779
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
(Gain) loss on sale of property, plant and equipment	13,320	(21,000)
Depreciation and amortization	1,464,588	1,475,806
Impairment of intangibles	118,318	63,087
Non-cash interest expense	27,683	27,683
Change in allowance for doubtful accounts	15,000	5,000
Share-based compensation expense	29,178	33,390
Changes in operating assets and liabilities:
Accounts receivable	723,394	262,106
Inventories	395,529	(178,950)
Prepaid expenses and other current assets	(94,547)	(6,385)
Other non-current assets	301,522	(384,762)
Accounts payable	(303,768)	(298,875)
Accrued expenses and other current liabilities	(90,426)	(294,351)
Other non-current liabilities	(338,249)	438,114
Net cash provided by (used in) operating activities of continuing operations	1,469,766	1,781,851
Net cash provided by (used in) operating activities of discontinued operations	—	(1,509)
Net cash provided by (used in) operating activities	1,469,766	1,780,342
Cash flows from investing activities:
Purchases of property, plant and equipment	(1,182,541)	(1,514,678)
Proceeds from sale of property, plant and equipment	35,700	24,500
Cash paid for patents and trademarks	(6,176)	(16,566)
Net cash provided by (used in) investing activities from continuing operations	(1,153,017)	(1,506,744)
Net cash provided by (used in) investing activities from discontinued operations	—	—
Net cash provided by (used in) investing activities	(1,153,017)	(1,506,744)
Cash flows from financing activities:
Proceeds from (payments on) revolving line of credit, net	(560,000)	(703,000)
Proceeds from equipment line of credit	752,635	116,905
Payments on term notes payable	(526,594)	(435,372)
Proceeds from warrant exercises	—	105,300
Proceeds from stock option exercises	80,103	100,692
Net cash provided by (used in) financing activities from continuing operations	(253,856)	(815,475)
Net cash provided by (used in) financing activities from discontinued operations	—	—
Net cash provided by (used in) financing activities	(253,856)	(815,475)
Net increase (decrease) in cash and cash equivalents	62,893	(541,877)
Cash and cash equivalents, beginning of period	209,398	751,275
Cash and cash equivalents, end of period	272,291	209,398
Less: cash and cash equivalents of discontinued operations at end of period	—	—
Cash and cash equivalents of continuing operations at end of period	$272,291	$209,398

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Arrhythmia Research Technology, Inc. Reports 2015 Third Quarter Results
March 10, 2016

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

EBITDA RECONCILIATION (1)

(Unaudited, $ in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net income (loss) from continuing operations	$(387)	$32	$(792)	$661
Income tax provision	1	-	1	2
Other (income) expense	30	(1)	10	(46)
Interest expense	58	67	260	274
Depreciation and amortization	363	362	1,465	1,476
Impairment of intangibles	-	-	118	63
Share-based compensation	6	11	29	33
EBITDA	$71	$471	$1,091	$2,463
EBITDA margin %	1.5%	8.2%	5.1%	10.2%

(1) Non-GAAP Financial Measures

In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, this news release contains information about EBITDA (income from continuing operations adjusted for income taxes, other income and expense, interest, depreciation and amortization, impairment of intangibles and share-based compensation expense), which is a non-GAAP measure.  The Company believes EBITDA allows investors to view its performance in a manner similar to the methods used by management and provides additional insight into its operating results.  EBITDA is not calculated through the application of GAAP.  Accordingly, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure.  The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

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